Filed pursuant to Rule 424(b)(3)
File Nos. 333-133043
333-129744

Prospectus Supplement No. 3
(To Prospectus dated March 28, 2007)

NOVELOS THERAPEUTICS, INC.

34,285,449 shares of common stock

This prospectus supplement supplements the Prospectus dated March 28, 2007, relating to the resale of 34,285,449 shares of our common stock. This prospectus supplement should be read in conjunction with the Prospectus.

Amendment to Amended and Restated Certificate of Incorporation

On July 16, 2007, our shareholders approved an amendment to our Amended and Restated Certificate of Incorporation to increase to 150,000,000 the number of shares of common stock, par value $.00001, we are authorized to issue (the “Amendment”). The Amendment became effective on July 16, 2007 upon the filing of the Amendment with the Delaware Secretary of State’s office.

Investing in our common stock involves a high degree of risk.
See Risk Factors beginning on page 7 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 20, 2007